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                                                              EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated November 9, 1998, except as to subsequent events described in Note 15 which are as of September 30, 1999, relating to the financial statements of Quote.com, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and in such Registration Statement.


                                        /s/ PricewaterhouseCoopers LLP
                                        ----------------------------------
                                        PricewaterhouseCoopers LLP

San Jose, California
October 7, 1999